UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 20, 2017

EQUITY COMMONWEALTH

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two North Riverside Plaza, Suite 2100, Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 646-2800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 20, 2017, Equity Commonwealth (the “Company”) held its 2017 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders (i) elected 11 trustees to the Board of Trustees of the Company (the “Board”) to serve until the Company’s 2018 annual meeting of shareholders, (ii) approved, on a non-binding advisory basis, the compensation of the named executive officers, (iii) selected, on a non-binding advisory basis, one year as the frequency of the advisory vote on executive compensation, and (iv) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The proposals are described in the Company’s Proxy Statement. The final voting results for each proposal are set forth below.

Proposal 1: Election of Trustees

At the Annual Meeting, shareholders elected 11 trustees to the Board to serve until the 2018 annual meeting of shareholders and until their respective successors have been duly elected and qualified. The table below sets forth the voting results for each trustee nominee:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Sam Zell	98,448,682	6,288,115	7,842,825
James S. Corl	103,935,826	800,971	7,842,825
Martin L. Edelman	103,926,576	810,221	7,842,825
Edward A. Glickman	104,021,055	715,742	7,842,825
David Helfand	104,072,847	663,950	7,842,825
Peter Linneman	103,065,050	1,671,747	7,842,825
James L. Lozier, Jr.	103,962,237	774,560	7,842,825
Mary Jane Robertson	103,994,532	742,265	7,842,825
Kenneth Shea	103,922,277	814,520	7,842,825
Gerald A. Spector	103,965,997	770,800	7,842,825
James A. Star	103,959,516	777,281	7,842,825

Proposal 2: Advisory Vote on Executive Compensation

At the Annual Meeting, the Company’s shareholders voted affirmatively on a non-binding resolution to approve the compensation of the Company’s named executive officers. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes
96,580,352	7,124,681	1,031,764	7,842,825

Proposal 3: Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

At the Annual Meeting, the Company’s shareholders voted on a non-binding resolution to select one year as the frequency with which the Company will hold the advisory vote on executive compensation. The table below sets forth the voting results for this proposal:

One Year	Two Years	Three Years	Abstentions	Broker No-Votes
94,587,147	77,713	9,501,600	570,337	7,842,825

Consistent with the recommendation of the Company’s Board and the advisory vote of the shareholders, the Company confirms that it will include a non-binding shareholder advisory vote on executive compensation in the Company’s proxy materials every year, until the next required advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than our annual stockholders meeting in 2023.

Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm

At the Annual Meeting, the Company’s shareholders ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
110,010,651	1,606,701	962,270

Item 8.01. Other Events.

Annual Trustee Compensation

On June 20, 2017, the Compensation Committee of the Board approved the grant, at the trustee’s option, of restricted common shares of the Company or time-based LTIP Units of the operating trust to each independent trustee of the Company pursuant to the Company’s annual compensation plan for independent trustees. LTIP Units are a class of beneficial interest in the operating trust of the Company that are convertible into OP Units, which are a class of beneficial interest in the operating trust designated as units.  Time-based LTIP Units have the same general characteristics as restricted common shares. The LTIP Units were awarded pursuant to a new form of LTIP Unit agreement for trustees to be used for grants of time-based LTIP Units to independent members of the Board (the “Form of Time-Based LTIP Unit Agreement for Trustees”) under the Equity Commonwealth 2015 Omnibus Incentive Plan. The Form of Time-Based LTIP Unit Agreement for Trustees provides the grantee with an amount of LTIP Units based on a time-based vesting formula.  The restricted common shares were awarded pursuant to the previously approved form of restricted stock agreement for trustees under the Equity Commonwealth 2015 Omnibus Incentive Plan.

The foregoing description of the Form of Time-Based LTIP Unit Agreement for Trustees is not intended to be complete and is subject to and qualified in its entirety by reference to the Form of Time-Based LTIP Unit Agreement for Trustees, which is attached hereto as Exhibit 10.1 and is incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibit.

(d)           Exhibit

Exhibit Number	Description
10.1	Form of Time-Based LTIP Unit Agreement for Trustees under Equity Commonwealth 2015 Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY COMMONWEALTH
	By:	/s/ Orrin S. Shifrin
	Name:	Orrin S. Shifrin
	Title:	Executive Vice President, General Counsel and Secretary

Date: June 21, 2017

Exhibit Index

Exhibit Number	Description
10.1	Form of Time-Based LTIP Unit Agreement for Trustees under Equity Commonwealth 2015 Omnibus Incentive Plan